Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales Results for the First Four-Week Period of the Second Fiscal Quarter 2012

Represents Nineteenth Consecutive Period of Comparable Sales Growth

MIAMI, Aug. 18, 2011 /PRNewswire/ -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the first four-week period (July 18, 2011 – August 14, 2011) of the second fiscal quarter of 2012. The announcement marks the Company's nineteenth consecutive four-week period of comparable restaurant sales growth.

For the four-week period ended August 14, 2011, total restaurant sales increased year over year by 5.7% to $26.7 million from $25.2 million, and Company-wide comparable restaurant sales increased by 6.1% to $26.7 million from $25.1 million. By concept, comparable restaurant sales increased 6.8% at Benihana Teppanyaki, 5.1% at RA Sushi, and 3.5% at Haru. These results were driven by traffic growth of 4.1% at Benihana Teppanyaki, 5.3% at RA Sushi and 5.6% (dine-in traffic) at Haru.

During the period, Benihana Teppanyaki represented approximately 67% of total restaurant sales, while RA Sushi and Haru accounted for 24% and 9% of total restaurant sales, respectively. There were 384 store-operating weeks in the first four-week period of the second fiscal quarter of 2012 compared to 388 store-operating weeks in the first four-week period of the second fiscal quarter of 2011.

Richard C. Stockinger, Chairman, President and Chief Executive Officer of Benihana Inc., said, "We are delighted with these results, which show the remarkable progress we continue to make across the Company. The Benihana Teppanyaki Renewal program has been driving robust comparable store sales growth at our flagship Benihana restaurants for more than a year and a half, but we are now seeing significant gains at RA Sushi and Haru, as well. All of this is extremely encouraging as we prepare for a new phase of growth."

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ GS: BNHN, BNHNA) is the nation's leading operator of Japanese theme and sushi restaurants with 96 restaurants nationwide, including 63 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 18 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Jeremy Fielding/James David
Kekst and Company
(212) 521-4800